Exhibit 99.6
[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]
Board of Directors
BJ Services Company
4601 Westway Park Boulevard
Houston, Texas 77041
Ladies and Gentlemen:
We hereby consent to the inclusion of our opinion letter, dated August 30, 2009, to the Board of Directors of BJ Services Company (“BJ Services”) as Annex D to, and reference thereto under the headings “SUMMARY — Opinions of Financial Advisors — Opinion of BofA Merrill Lynch Securities” and “THE MERGER — Opinion of BofA Merrill Lynch Securities” in, the joint proxy statement/prospectus relating to the proposed merger involving BJ Services and Baker Hughes Incorporated (“Baker Hughes”), which joint proxy statement/prospectus forms a part of Baker Hughes’ Amendment No. 3 to Registration Statement on Form S-4 (the “Amended Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Amended Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

February 9, 2010